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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 16, 2001 included in Pinnacle Financial Partners, Inc.'s Form 10-KSB for the period from February 28, 2000 (inception) to December 31, 2000 and to all references to our Firm included in this registration statement.

                                    Arthur Andersen LLP

Nashville, Tennessee
January 15, 2002